Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the First Fiscal Quarter of 2014

First fiscal quarter of 2014 highlights include:

•	SaaS revenue for the first quarter increased by 20.7% year-over-year to $43.1 million

•	Net media revenue for the first quarter was $1.5 million

•	Number of active enterprise clients totaled 1,239 at the end of the period

AUSTIN, Texas, September 4, 2013 — Bazaarvoice, Inc. (NASDAQ: BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the first fiscal quarter of 2014 ended July 31, 2013.

“The first quarter was highlighted by ongoing active enterprise client growth and the momentum of connecting our network of brands to consumers,” said Stephen Collins, Chief Executive Officer. “We continue to position the company for growth and remain confident in our ability to leverage our current shopper network as it provides significant efficiencies to the marketplace and our clients globally.”

First Fiscal Quarter of 2014 Financial Details

Revenue: Bazaarvoice reported revenue of $44.6 million for the first quarter of 2014, up 25.0% from the first quarter of 2013, which consisted of SaaS revenue of $43.1 million and net media revenue of $1.5 million.

Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2014 was a loss of $3.2 million, compared to a loss of $2.8 million for the first quarter of 2013.

GAAP net loss and net loss per share: GAAP net loss was $17.4 million, compared to a GAAP net loss of $18.5 million for the first quarter of 2013. GAAP net loss per share was $0.23 based upon weighted average shares outstanding of 74.0 million, compared to $0.30 for the first quarter of 2013 based upon weighted average shares outstanding of 62.5 million.

Non-GAAP net loss and net loss per share: Non-GAAP net loss was $3.7 million, compared to a non-GAAP net loss of $4.1 million for the first quarter of 2013. Non-GAAP net loss per share was $0.05 based upon weighted average shares outstanding of 74.0 million, compared to $0.07 for the first quarter of 2013 based upon weighted average shares outstanding of 62.5 million.

Clients: The number of active enterprise clients at the end of the first quarter was 1,239, and the number of active network clients at the end of the first quarter was approximately 1,600. Annualized SaaS revenue per average active enterprise client for the first quarter was approximately $140,700. Active enterprise client retention rate for the first quarter was approximately 97%.

In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the first fiscal quarter of 2014 ended July 31, 2013. To access this call, dial (888) 819-8045 from the United States or (913) 905-1087 internationally with conference ID 8286053. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through September 18, 2013 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 8286053.

About Bazaarvoice

Bazaarvoice connects businesses together to amplify the authentic voices of people where they shop. Each month, more than 400 million people view and share opinions, questions and experiences about 20 million products in the Bazaarvoice network. The company’s technology platform channels these voices into the places that influence purchase decisions, helping businesses gain access to a wider audience of shoppers and trusted consumer content to improve sales and marketing. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe and Asia-Pacific. For more information, visit www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Number of Active Enterprise Clients

We define an active enterprise client as an organization that has implemented either the Bazaarvoice Conversations platform or the PowerReviews Enterprise platform and from which we are currently recognizing revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our enterprise client base is a leading indicator of our ability to grow revenue.

Number of Active Network Clients

We define an active network client as an organization that has implemented one or more of our solutions but has not implemented either the Conversations or PowerReviews Enterprise platforms. Such solutions may include our Connections solutions, Media solutions or Express platform. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our enterprise client base is an indicator of the reach of our network.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as and in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to integrate the operations of Longboard Media, Inc. as announced in our release on Form 8-K on November 5, 2012; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2013, and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	April 30,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$26,740	$25,045
Restricted cash	604	604
Short-term investments	58,053	70,290
Accounts receivable, net	26,188	29,261
Prepaid expenses and other current assets	6,973	6,632

Total current assets	118,558	131,832
Property, equipment and capitalized internal-use software development costs, net	16,827	14,593
Goodwill	141,833	141,833
Acquired intangible assets, net	50,170	51,924
Other non-current assets	2,271	1,761

Total assets	$329,659	$341,943

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,156	$6,637
Accrued expenses and other current liabilities	34,659	32,390
Deferred revenue	52,973	54,854

Total current liabilities	93,788	93,881
Deferred revenue less current portion	1,498	2,049
Deferred tax liability, long-term	2,032	2,032
Other liabilities, long-term	2,387	2,632

Total liabilities	99,705	100,594
Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	376,479	370,397
Accumulated other comprehensive loss	(255)	(146)
Accumulated deficit	(146,277)	(128,909)

Total stockholders’ equity	229,954	241,349

Total liabilities and stockholders’ equity	$329,659	$341,943

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended July 31,
	2013	2012
Revenue	$44,571	$35,662
Cost of revenue	14,299	12,908

Gross profit	30,272	22,754

Operating expenses:
Sales and marketing	21,017	15,361
Research and development	9,116	7,699
General and administrative	8,929	15,677
Acquisition-related and other	7,504	1,384
Amortization of acquired intangible assets	1,304	480

Total operating expenses	47,870	40,601

Operating loss	(17,598)	(17,847)

Other income (expense), net:
Interest income	66	49
Other expense	(59)	(453)

Total other income (expense), net	7	(404)

Loss before income taxes	(17,591)	(18,251)
Income tax expense (benefit)	(223)	288

Net loss	$(17,368)	$(18,539)

Net loss per share:
Basic and diluted	$(0.23)	$(0.30)

Basic and diluted weighted average number of shares outstanding	73,983	62,451

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2013	2012
Operating activities:
Net loss	$(17,368)	$(18,539)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,476	1,713
Stock-based expense	4,008	12,338
Bad debt expense	566	153
Excess tax benefit related to stock-based expense	(90)	(82)
Changes in operating assets and liabilities:
Accounts receivable	2,507	1,129
Prepaid expenses and other current assets	(356)	442
Other non-current assets	(523)	57
Accounts payable	(474)	2,086
Accrued expenses and other current liabilities	1,729	(1,044)
Deferred revenue	(2,432)	(276)
Other liabilities, long-term	(239)	201

Net cash used in operating activities	(9,196)	(1,822)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	(205)	(30,313)
Purchases of property, equipment and capitalized internal-use software development costs	(3,963)	(3,196)
Purchases of short-term investments	(25,161)	(24,126)
Proceeds from maturities of short-term investments	21,250	277
Proceeds from sales of short-term investments	16,100	—

Net cash provided by (used in) investing activities	8,021	(57,358)
Financing activities:
Proceeds from follow-on stock offering, net of costs	—	52,184
Proceeds from employee stock compensation plans	2,837	780
Excess tax benefit related to stock-based expense	90	82

Net cash provided by financing activities	2,927	53,046
Effect of exchange rate fluctuations on cash and cash equivalents	(57)	(88)

Net change in cash and cash equivalents	1,695	(6,222)
Cash and cash equivalents at beginning of period	25,045	74,367

Cash and cash equivalents at end of period	$26,740	$68,145

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$357	$236
Supplemental disclosure of non-cash investing and financing activities:
Accrued stock offering costs	$—	$246
Issuance of stock for acquisition	—	119,696

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended July 31,
	2013	2012
Non-GAAP net loss and net loss per share:
GAAP net loss	$(17,368)	$(18,539)
Stock-based expense (1)	4,008	12,338
Contingent consideration related to acquisition (2)	370	—
Amortization of acquired intangible assets	1,754	719
Acquisition-related and other expense	7,504	1,384
Income tax adjustment for non-GAAP items	6	24

Non-GAAP net loss	$(3,726)	$(4,074)

GAAP basic and diluted shares	73,983	62,451

Non-GAAP basic and diluted net loss per share	$(0.05)	$(0.07)

Adjusted EBITDA:
GAAP net loss	$(17,368)	$(18,539)
Stock-based expense (1)	4,008	12,338
Contingent consideration related to acquisition (2)	370	—
Adjusted depreciation and amortization (3)	2,559	1,338
Acquisition-related and other expense	7,504	1,384
Income tax expense (benefit)	(223)	288
Total other (income) expense, net	(7)	404

Adjusted EBITDA	$(3,157)	$(2,787)

(1) Stock-based expense includes the following:

Cost of revenue	$492	$301
Sales and marketing	1,231	1,830
Research and development	824	647
General and administrative	1,461	9,560

Stock-based expense	$4,008	$12,338

(2) Contingent consideration related to acquisition includes the following:

Contingent consideration included in compensation expense
General and administrative	$185	$—
Sales and marketing	185	—

Contingent consideration related to acquisition	$370	$—

Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

(3)      Adjusted depreciation and amortization includes the following:

Cost of revenue	$676	$437
Sales and marketing	221	133
Research and development	189	144
General and administrative	169	144
Amortization of acquired intangible assets	1,304	480

Adjusted depreciation and amortization	$2,559	$1,338

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Oct 31, 2011	Jan 31, 2012	Apr 30, 2012	Jul 31, 2012	Oct 31, 2012	Jan 31, 2013	Apr 30, 2013	Jul 31, 2013
Revenue (1)	$25,015	$27,602	$31,431	$35,662	$38,626	$42,678	$43,330	$44,571
Cost of revenue (2)	9,083	9,760	10,606	12,908	14,488	14,659	14,572	14,299

Gross profit	15,932	17,842	20,825	22,754	24,138	28,019	28,758	30,272
Operating expenses:
Sales and marketing (2)	11,648	12,228	14,284	15,361	17,503	20,193	22,140	21,017
Research and development (2)	4,685	6,189	6,995	7,699	8,237	9,217	8,983	9,116
General and administrative (2)	4,905	5,482	5,555	15,677	7,153	8,555	10,900	8,929
Acquisition-related and other	—	—	—	1,384	1,366	2,021	7,441	7,504
Amortization of acquired intangible assets	—	—	—	480	898	1,165	1,381	1,304

Total operating expenses	21,238	23,899	26,834	40,601	35,157	41,151	50,845	47,870

Operating loss	(5,306)	(6,057)	(6,009)	(17,847)	(11,019)	(13,132)	(22,087)	(17,598)
Total other income (expense), net	(367)	(337)	(15)	(404)	51	12	(473)	7

Net loss before income taxes	(5,673)	(6,394)	(6,024)	(18,251)	(10,968)	(13,120)	(22,560)	(17,591)
Income tax expense (benefit)	178	181	343	288	274	(2,293)	584	(223)

Net loss	(5,851)	(6,575)	(6,367)	(18,539)	(11,242)	(10,827)	(23,144)	(17,368)

Stock-based expense (3)	1,697	2,503	1,952	12,338	3,595	3,139	3,381	4,008
Contingent consideration related to acquisition (4)	—	—	—	—	—	—	(410)	370
Adjusted depreciation and amortization (5)	512	569	552	1,338	2,099	2,462	2,537	2,559
Acquisition-related and other expense	—	—	—	1,384	1,366	2,021	7,441	7,504
Other stock-related expense (6)	—	—	—	—	—	—	2,200	—
Income tax expense (benefit)	178	181	343	288	274	(2,293)	584	(223)
Total other (income) expense, net	367	337	15	404	(51)	(12)	473	(7)

Adjusted EBITDA	$(3,097)	$(2,985)	$(3,505)	$(2,787)	$(3,959)	$(5,510)	$(6,938)	$(3,157)

Number of active enterprise clients (at period end) (7)	701	737	790	1,076	1,109	1,179	1,208	1,239
Full-time employees (at period end)	566	608	640	771	777	796	783	776

(1) Revenue includes the following:

SaaS	$25,015	$27,602	$31,431	$35,662	$38,626	$40,710	$42,373	$43,042
Media	—	—	—	—	—	1,968	957	1,529

Revenue	$25,015	$27,602	$31,431	$35,662	$38,626	$42,678	$43,330	$44,571

(2)      To conform with the basis of presentation adopted in the three months ended July 31, 2013, the presentation of certain expense line items from prior periods has been adjusted to reflect the reclassification of bad debt expense from sales and marketing to general and administrative, and to allocate certain information technology costs from general and administrative to cost of revenue, sales and marketing, and research and development.

(3) Stock-based expense includes the following:

Cost of revenue	$351	$319	$240	$301	$594	$454	$385	$492
Sales and marketing	416	419	640	1,830	878	718	846	1,231
Research and development	363	356	410	647	1,062	681	757	824
General and administrative	567	1,409	662	9,560	1,062	1,286	1,393	1,461

Stock-based expense	$1,697	$2,503	$1,952	$12,338	$3,596	$3,139	$3,381	$4,008

(4) Contingent consideration related to acquisition includes the following:

(a) Revaluation of contingent consideration
General and administrative	$—	$—	$—	$—	$—	$—	$(1,000)	$—
(b) Contingent consideration included in compensation expense
General and administrative	—	—	—	—	—	—	295	185
Sales and marketing	—	—	—	—	—	—	295	185

Contingent consideration related to acquisition	$—	$—	$—	$—	$—	$—	$(410)	$370

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment. We exclude these items from our non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Oct 31, 2011	Jan 31, 2012	Apr 30, 2012	Jul 31, 2012	Oct 31, 2012	Jan 31, 2013	Apr 30, 2013	Jul 31, 2013
(5) Adjusted depreciation and amortization includes the following:

Cost of revenue	$214	$210	$194	$437	$681	$682	$681	$676
Sales and marketing	124	120	117	133	175	173	120	221
Research and development	93	134	136	144	161	169	173	189
General and administrative	81	105	105	144	184	273	182	169
Amortization of acquired intangible assets	—	—	—	480	898	1,165	1,381	1,304

Adjusted depreciation and amortization	$512	$569	$552	$1,338	$2,099	$2,462	$2,537	$2,559

(6) Other stock-related expense includes the following:

General and administrative	$—	$—	$—	$—	$—	$—	$2,200	$—

Other stock-related expense	$—	$—	$—	$—	$—	$—	$2,200	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with our treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from our non-GAAP financial measures, we have excluded this estimated liability.

(7)      In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.

9